UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2023

iCoreConnect Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52765	13-4182867
(Commission File Number)	(IRS Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee FL	34761
(Address of Principal Executive Offices)	(Zip Code)

888-810-7706

(Registrant’s Telephone Number, Including Area Code)

________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Report.

On May 18, 2023, iCoreConnect, Inc.’s (the “Company”)  management and  the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), after discussion with Company  legal advisors, concluded that it is appropriate to restate the Company’s previously issued: (i) audited financial statements as of December 31, 2021 and 2022, which were included in the Company’s Annual Reports on Form 10-K, originally filed with the SEC on April 18, 2022 and March 23, 2023, respectively, and (ii) unaudited financial statements for the quarters ended September 30, 2021, March 31, 2022, June 30, 2022, and September 30, 2022, which were included in the Company’s Quarterly Reports on Form 10-Q, originally filed with the SEC on November 15, 2021, May 12, 2022, August 12, 2022, and November 14, 2022, respectively (the “Impacted Filings”). Considering such restatements, the Company concluded that the financial statements included in the Impacted Filings should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company’s financial results included in the Impacted Filings should no longer be relied upon.

The restatements are related to the accounting treatment of certain warrants issued by the Company in 2021 with provisions (the “down round provisions”) that required the lowering of the exercise price of the warrant and a proportionate increase in the number of shares underlying the warrants upon the issuance of new securities at a price per shares that is lower than the exercise price of the original warrant. The Company did not properly account for such down round provisions when the criteria for revaluation was met. The down round provisions require the Company to record a non-cash charge for the incremental fair value of the additional shares to be issued upon the occurrence of the triggering event.

Management has previously concluded that a deficiency in internal control over financial reporting existed relating to the accounting treatment for complex financial instruments and that the failure to properly account for such instruments constitute a material weakness as defined in the SEC regulations. As a result of the errors described above, and the need to restate previous filings, management has further identified deficiencies within its corporate governance practices, as the Company did not have the necessary controls in place to understand the impact on equity holders and monitor the issuance of instruments with down round features.

The Company intends to file restated financial statements for the years ended December 31, 2021 and 2022 on Form 10-K/A and to file restated financial statements for the quarterly periods ended September 30, 2021, March 31, 2022, June 30, 2022 and September 30, 2022 on Form 10-Q/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Marcum LLP.

On May 23, 2023 the Company entered into agreements with the holders of the above mentioned warrants, which eliminated the holders rights to receive any shares (since inception of the original agreement) as a result of the down round provisions. The impact of the down round provision will continue to be reflected in our financial statements through the date of the modification. Thereafter, total potentially dilutive securities disclosed in the financial statements will reflect the reduced number of shares, as a result of the modification.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iCORECONNECT INC. (Registrant)

Dated: May 25, 2023	By:	/s/ Robert McDermott
Robert McDermott
President and Chief Executive Officer

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